UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 13, 2017

Corium International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36375	38-3230774
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

235 Constitution Drive, Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 298-8255
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 13, 2017, Corium International, Inc. (the “Company”) and The Procter & Gamble Company (“P&G”) entered into an Amendment (the “Amendment”) to the Restated Supply Agreement dated June 30, 2014 by and between the Company and P&G (the “Supply Agreement”) to, among other things, extend the term of the Supply Agreement through April 30, 2017 and to amend the pricing provisions of the Supply Agreement.  Pursuant to the Supply Agreement, as amended by the Amendment, the Company produces and supplies to P&G oral care products that are sold under the brand name Crest Whitestrips.  The Supply Agreement, as amended by the Amendment, is part of a multi-faceted strategic arrangement between the Company and P&G as described in further detail in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 that was filed with the U.S. Securities and Exchange Commission on December 20, 2016.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1†	Amendment dated January 13, 2017 by and between the Company and P&G

† Confidential treatment will be requested with respect to portions of this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIUM INTERNATIONAL, INC.

Date: January 20, 2017	By:	/s/ Peter D. Staple
Peter D. Staple Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.1†	Amendment dated January 13, 2017 by and between the Company and P&G

† Confidential treatment will be requested with respect to portions of this exhibit.